Sterling Holdco, Inc.

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT, dated as of May 16, 2012 (this “Agreement”), is entered into by and between Sterling Holdco, Inc., a Delaware corporation (the “Company”), and William L. Ballhaus (the “Employee”). The meaning of capitalized terms may be found in Section 7.

WHEREAS, pursuant to Section 3(e)(i) of the Employment Agreement, the Employee is entitled to receive shares of Restricted Stock having a grant date value of $1 million from the Company, subject to time-based vesting in annual increments of 20% per year on each of the first five anniversaries of July 25, 2011 (the “Commencement Date”);

WHEREAS, the Board has approved the issuance of 1,000 shares of Restricted Stock having a Fair Market Value of $1 million to the Employee pursuant to Section 3(e)(i) of the Employment Agreement; and

WHEREAS, the Company and the Employee intend hereby to enter into this Agreement to evidence such grant of Restricted Stock to the Employee.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

Section 1.                Grant of Restricted Stock. Subject to the terms of this Agreement, the Company hereby evidences and confirms its grant to the Employee of 1,000 shares of Restricted Stock. If and to the extent that one or more stock certificates are issued in the Employee’s name representing the Restricted Stock, such certificates shall be delivered on behalf of the Employee to the Secretary of the Company, to be held in custody of the Secretary of the Company.

Section 2.                Vesting and Forfeiture.

(a)                      Based on Continued Employment. The Restricted Stock shall vest in five equal installments on July 25th of each of 2012, 2013, 2014, 2015, and 2016 (each, a “Vesting Date”), subject to the terms and conditions of this Agreement and the Employee’s continued employment with the Company or any Subsidiary through the applicable Vesting Date.

(b)                     Effect of a Change in Control. In the event of a Change in Control, subject to the Employee’s continued employment with the Company or any Subsidiary from the Commencement Date to the date of the Change in Control, any Restricted Stock that is unvested shall automatically become vested upon the occurrence of the Change in Control.

(c)                      Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting of all or a portion of the Restricted Stock at any time and from time to time.

(d)                     Effect of Termination of Employment. If the Employee’s employment with the Company is terminated (i) in a Qualifying Termination or (ii) by reason of the Employee’s death or Disability, the shares of Restricted Stock that would vest on the next scheduled Vesting Date if the Employee’s employment continued until such Vesting Date shall vest as of the date of termination. Upon termination of the Employee’s employment with the Company and its Subsidiaries by the Company for Cause or by the Employee without Good Reason, any unvested Restricted Stock shall be forfeited as of the date of termination.

(e)                      No Other Accelerated Vesting. The vesting provisions set forth in this Section 2, shall be the exclusive vesting provisions applicable to the shares of Restricted Stock and shall supersede any other provisions relating to vesting, unless such other such provision expressly refers to this Agreement by name and date.

Section 3.                Dividend Equivalents.

In the event that the Company declares a dividend on a share of Common Stock following the Commencement Date and prior to the final Vesting Date, there shall be credited to the account of the Employee in respect of each outstanding share of Restricted Stock an amount equal to the amount of such dividend. The amount so credited shall be deferred (without interest, unless the Board determines otherwise) until the Vesting Date(s) applicable to the related shares of Restricted Stock and shall be paid if and when the Vesting Date(s) occur or forfeited upon the forfeiture of the related shares of Restricted Stock. The Board may, in its discretion, determine, in connection with any such crediting, whether such crediting will be in cash, additional shares of Restricted Stock or other notional instrument; provided, that in the absence of any such determination, such crediting will be in the same form as the dividend.

Section 4.                Vesting of Restricted Stock.

On each Vesting Date, subject to Section 8(a), the shares of Restricted Stock that vest on such Vesting Date (the “Vested Shares”) shall cease to be subject to this Agreement and shall instead be subject to the terms and conditions of the Management Stockholders Agreement.

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Section 5.                Employee’s Representations and Warranties.

(a)                      Access to Information, Etc. The Employee represents and warrants as follows:

(i)           the Employee understands the terms and conditions that apply to the Restricted Stock and the risks associated with the Restricted Stock;

(ii)         the Employee has a good understanding of the English language; and

(iii)       as of the Commencement Date, the Employee is an officer or employee of the Company or one of its Subsidiaries.

(b)                     No Right to Awards. The Employee acknowledges and agrees that the grant of any Restricted Stock (i) is being made on an exceptional basis and is not intended to be renewed or repeated; (ii) is entirely voluntary on the part of the Company and its Subsidiaries; (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any Restricted Stock in the future; and (iv) together with Options granted to the Employee on February 9, 2012, is in full satisfaction of all of the Company’s obligations to the Employee under Section 3(e) of the Employment Agreement.

(c)                      Investment Intention. The Employee represents and warrants that the Employee has been awarded the Restricted Stock and any Vested Shares delivered in respect thereof for his own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Restricted Stock.

Section 6.                Restriction on Transfer; Legending.

(a)                      The Restricted Stock is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated, or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law, or otherwise). Any purported Transfer in violation of this Section 6 shall be void ab initio.

(b)                     Prior to the applicable Vesting Date, a restrictive legend shall be placed on any certificates representing the shares of Restricted Stock that makes clear that the shares are subject to the vesting conditions set forth in this Agreement and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the shares are subject to such restrictions. Following the Vesting Date, the Vested Shares shall contain such legends as are contemplated by the Management Stockholders Agreement.

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Section 7.                Certain Definitions.

“Agreement” means this Restricted Stock Agreement, as amended from time to time in accordance with the terms hereof.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning given in the Employment Agreement.

“Change in Control” means a transaction or series of transactions (other than a Public Offering):

(i)           involving the sale, transfer, or other disposition for cash by the Providence Entities to one or more persons or entities that are not, immediately prior to such sale, affiliates of the Company or the Providence Entities, of all or substantially all of the Common Stock of the Company beneficially owned by the Providence Entities as of the date of such transaction; or

(ii)         involving the sale, transfer, or other disposition for cash of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer, or other disposition, affiliates of the Company or the Providence Entities.

“Commencement Date” has the meaning given in the recitals to this Agreement.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the preamble to this Agreement; provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries that employ the Employee.

“Disability” has the meaning given in the Employment Agreement.

“Employee” has the meaning given in the preamble to this Agreement; provided that following such person’s death the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include such person’s legal representative.

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“Employment Agreement” means that certain Employment Agreement, dated as of July 20, 2011, to which the Employee and the Company are parties.

“Fair Market Value” means, if no Public Offering has occurred, the fair market value of a share of Common Stock shall be equal to the value most recently established by the Board, adjusted, if deemed necessary or advisable by the Board, for significant developments occurring since the date such value was established by the Board. Following a Public Offering, the Fair Market Value, on any date of determination shall mean the closing price for a share of Common Stock as reported on a national exchange for or a nationally recognized system of price quotation for such date or, if there is no such closing price for such date, for the most recent date with respect to which such closing price is available. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported. In all events, the Fair Market Value shall be determined in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended.

“Good Reason” has the meaning given in the Employment Agreement.

“Management Stockholders Agreement” means that certain Management Stockholders Agreement of the Company, dated as of February 9, 2012.

“PEP VI” means Providence Equity Partners VI L.P., a Delaware limited partnership.

“PEP VI-A” means Providence Equity Partners VI-A L.P., a Delaware limited partnership.

“Providence Entities” means, collectively, PEP VI, PEP VI-A, Providence Equity Partners, L.L.C., and any of their affiliates or any other investment fund or similar fund managed or advised by PEP VI, PEP VI-A, or Providence Equity Partners, L.L.C.

“Public Offering” means a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System or any comparable non-U.S. exchange or system.

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“Qualifying Termination” has the meaning given in the Employment Agreement.

“Restricted Stock” means the Common Stock evidenced by (and subject to the terms and conditions of) this Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Subsidiary” means any corporation, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Transfer” has the meaning given in the Management Stockholders Agreement.

“Vested Shares” has the meaning given in Section 4.

“Vesting Date” has the meaning given in Section 2(a).

Section 8.                Miscellaneous.

(a)                      Withholding. Upon vesting of the Restricted Stock on a Vesting Date, the Employee shall satisfy any applicable tax withholding obligations arising in connection with such Vesting Date. In order to give effect to this Section 8(a), the Company shall retain a number of shares of Restricted Stock that have an aggregate Fair Market Value as of the Vesting Date equal to the amount of such taxes required to be withheld (and the Employee shall thereupon be deemed to have satisfied his obligations under this Section 8(a)). The number of shares of Restricted Stock subject to vesting on such Vesting Date shall thereupon be reduced by the number of shares so retained. The foregoing method of withholding shall not be applied to the extent that the Employee elects to satisfy his withholding obligation by delivery of cash to the Company from other sources. In addition, the foregoing method of withholding shall not be available if withholding in this manner would violate any financing instrument of the Company or any of its Subsidiaries.

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(b)                     Authorization to Share Personal Data. The Employee authorizes any affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement.

(c)                      Voting Proxy. Prior to the vesting thereof, the Employee hereby irrevocably grants to the Providence Entities the same voting proxy with respect to the Restricted Stock as would apply pursuant to Section 3 of the Management Stockholders Agreement if the shares of Restricted Stock were Vested Shares.

(d)                     No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e)                      Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i)           if to the Company, to it at:

Sterling Holdco, Inc.
c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza
18th Floor
Providence, Rhode Island 02903
Fax: +1 (401) 751-1790
Attention: Christopher C. Ragona

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with copies to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax: +1 (212) 909-6836
Attention: Jonathan F. Lewis

and

SRA International, Inc.
4300 Fair Lakes Court
Fairfax, Virginia 22033
Fax: +1 (703) 803-1509
Attention: General Counsel

(ii)         if to the Employee, to the Employee at his most recent address as shown on the books and records of the Company or Subsidiary employing the Employee.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(f)                      Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy, or claim under or in respect of any agreement or any provision contained herein.

(g)                     Waiver; Amendment.

(i)           Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

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(ii)         Amendment. This Agreement may not be amended, modified, or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(h)                     Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other.

(i)                       Applicable Law; Interpretation. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.

(j)                       Section and Other Headings, Etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k)                     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

STERLING HOLDCO, INC.

By:	/S/ Christopher Ragona
Name:	Chris Ragona
Title:	Secretary, Vice President and Treasurer

EMPLOYEE

/S/ William L. Ballhaus
William L. Ballhaus

[Signature Page to William Ballhaus Restricted Stock Agreement]